EXHIBIT 12.1

                               BANK UNITED CORP.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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                                        THREE MONTHS ENDED
                                           DECEMBER 31,                FOR THE YEAR ENDED SEPTEMBER 30,
                                       --------------------  -----------------------------------------------------
                                         1998       1997       1998       1997       1996       1995       1994
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...  $  51,023  $  39,991  $ 158,353  $ 157,833  $  67,836  $  90,111  $  86,081
Fixed charges, excluding interest
  expense on deposits................     86,903     85,002    316,947    290,377    320,450    296,623    119,906
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes and fixed
  charges............................  $ 137,926  $ 124,993  $ 475,300  $ 448,210  $ 388,286  $ 386,734  $ 205,987
                                       =========  =========  =========  =========  =========  =========  =========
FIXED CHARGES
Interest expense, excluding interest
  expense on deposits................  $  85,539  $  83,706  $ 311,905  $ 283,303  $ 312,558  $ 288,394  $ 111,890
One-third net rental expense.........      1,264      1,196      4,641      6,172      6,892      7,253      7,039
Amortization of debt expense.........        100        100        401        902      1,000        976        977
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges, excluding
  interest expense on deposits.......  $  86,903  $  85,002  $ 316,947  $ 290,377  $ 320,450  $ 296,623  $ 119,906
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Bank Preferred Stock Series A
  dividends, pre-tax basis...........      3,455      3,461     13,826     14,058     14,711     14,011     14,006
Bank Preferred Stock Series B
  dividends, pre-tax basis...........      3,834      3,840     15,339     15,597     16,321      3,152         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Combined fixed charges and Preferred
  Stock dividends (Series A and B)...  $  94,192  $  92,303  $ 346,112  $ 320,032  $ 351,482  $ 313,786  $ 133,912
                                       =========  =========  =========  =========  =========  =========  =========
Earnings to fixed charges ratio,
  excluding interest expense on
  deposits...........................       1.59       1.47       1.50       1.54       1.21       1.30       1.72
Earnings to combined fixed charges
  and Preferred Stock dividends,
  excluding interest expense on
  deposits...........................       1.46       1.35       1.37       1.40       1.10       1.23       1.54
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...  $  51,023  $  39,991  $ 158,353  $ 157,833  $  67,836  $  90,111  $  86,081
Fixed charges, including interest
  expense on deposits................    161,279    152,640    617,707    553,138    592,670    560,989    328,940
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes and fixed
  charges............................  $ 212,302  $ 192,631  $ 776,060  $ 710,971  $ 660,506  $ 651,100  $ 415,021
                                       =========  =========  =========  =========  =========  =========  =========
FIXED CHARGES
Interest expense, including interest
  expense on deposits................  $ 159,915  $ 151,344  $ 612,665  $ 546,064  $ 584,778  $ 552,760  $ 320,924
One-third net rental expenses........      1,264      1,196      4,641      6,172      6,892      7,253      7,039
Amortization of debt expense.........        100        100        401        902      1,000        976        977
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges, including
  interest expense on deposits.......  $ 161,279  $ 152,640  $ 617,707  $ 553,138  $ 592,670  $ 560,989  $ 328,940
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Bank Preferred Stock Series A
  dividends, pre-tax basis...........      3,455      3,461     13,826     14,058     14,711     14,011     14,006
Bank Preferred Stock Series B
  dividends, pre-tax basis...........      3,834      3,840     15,339     15,597     16,321      3,152         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Combined fixed charges and Preferred
  Stock dividends (Series A and B)...  $ 168,568  $ 159,941  $ 646,872  $ 582,793  $ 623,702  $ 578,152  $ 342,946
                                       =========  =========  =========  =========  =========  =========  =========
Earnings in fixed charges ratio,
  including interest expense on
  deposits...........................       1.32       1.26       1.26       1.29       1.11       1.16       1.26
Earnings to combined fixed charges
  and Preferred Stock dividends,
  including interest expense on
  deposits...........................       1.26       1.20       1.20       1.22       1.06       1.13       1.21
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